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                                                                    EXHIBIT 23.2

                          CONSENT OF PUBLIC ACCOUNTANTS

Board of Directors
Miller Exploration Company
Traverse City, Michigan

As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Miller Exploration Company and subsidiaries in this Form 10-K.

/s/  Plante & Moran, PLLC

Grand Rapids, Michigan
March 24, 2003